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                                                                    EXHIBIT 99.1

[ENESCO GROUP, INC. LETTERHEAD]                            FOR IMMEDIATE RELEASE
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                                                          Contact: Donna Shaults
                                                                    630-875-5464
                                                             dshaults@enesco.com


                ENESCO ANNOUNCES CREDIT FACILITY COVENANT DEFAULT

ITASCA, ILL. - MAY 31, 2005--Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden decor industries, today announced that the Company has advised Fleet National Bank as agent under its existing United States credit facility with Fleet National Bank and LaSalle Bank N.A. that it was not in compliance with its minimum EBITDA covenant as of April 30, 2005, which was predominantly due to non-cash accruals related to the timing of the execution of Enesco's agreement with Precious Moments, Inc. The Company also advised Fleet of its need to renegotiate its financial covenants for May and June 2005 and possibly additional months during the term of it existing credit facility primarily because of lower projected sales and lower gross margins during the same period. Enesco anticipates beginning negotiations with Fleet for a waiver of the April 2005 covenant and revised financial covenants. There is no assurance that the Company will be successful in obtaining a waiver or in negotiating revised covenants.

Enesco is seeking an extension of its previously announced commitment letter which expired on April 30, 2005, with Fleet Capital Corporation, operating as Bank of America Business Credit ("BABC"), for BABC to underwrite a new $100 million global senior revolving credit facility which will replace the Company's current credit facility. Consistent with its negotiations with BABC since April 30, 2005, Enesco expects that the terms of the prospective commitment letter will be modified from those of the previously announced commitment. There is no assurance that Enesco will be successful in obtaining an extension or that financing will be obtained on the terms of the commitment letter.

ABOUT ENESCO GROUP, INC.
Enesco Group, Inc. is a world leader in the giftware, and home and garden decor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home decor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco's international distribution network is a leader in the industry. The Company's product lines include some of the world's most recognizable brands, including Heartwood Creek by Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company's web site at www.enesco.com.


This press release contains forward-looking statements, which reflect management's current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as "expects," "intends," "anticipates," "could," "estimates," "plans," and "believes," and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company's success in developing new products and consumer reaction to the Company's new products; the Company's ability to secure, maintain and renew popular licenses, particularly our licenses Cherished Teddies, Heartwood Creek and Disney; the Company's ability to grow revenues in mass and niche market channels; the Company's ability to comply with covenants contained in its credit facility; the Company's ability to
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effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company's reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.


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